GRAINGER REPORTS RESULTS FOR THE 2018 SECOND QUARTER
Raises Sales Guidance to 5.5% to 8.5% and EPS Guidance to $15.05 to $16.05

Quarterly Summary

•	Sales of $2.9 billion, up 9.4 percent

•	Reported operating earnings of $344 million, up 50 percent; adjusted operating earnings of $359 million, up 23 percent

•	Reported operating margin of 12.0 percent, up 320 basis points; adjusted operating margin of 12.6 percent, up 150 basis points

•	Reported EPS of $4.16, up 149 percent; adjusted EPS of $4.37, up 59 percent

CHICAGO, July 18, 2018 - Grainger (NYSE: GWW) today reported results for the 2018 second quarter ended June 30, 2018. Sales of $2.9 billion increased 9.4 percent versus $2.6 billion in the second quarter of 2017. Operating earnings for the quarter of $344 million were up 50 percent versus $229 million in the 2017 second quarter. Earnings per share of $4.16 increased 149 percent versus $1.67 in the 2017 second quarter. Adjusted earnings per share of $4.37 increased 59 percent versus $2.74 in the 2017 second quarter. The improvement in earnings was driven mostly by higher sales, operating expense leverage, a lower tax rate and a lower share count.

Quarterly Financial Summary

($ in millions)	Q2 2018		Q2 2017		Change
	Reported	Adjusted (1)	Reported	Adjusted (1)	Reported	Adjusted(1)
Net sales	$2,860	$2,860	$2,615	$2,615	9%	9%
Gross profit	$1,111	$1,112	$1,040	$1,043	7%	7%
Operating earnings	$344	$359	$229	$291	50%	23%
Net earnings	$237	$249	$98	$161	142%	54%
Diluted earnings per share	$4.16	$4.37	$1.67	$2.74	149%	59%

Gross profit margin	38.8%	38.9%	39.8%	39.9%	(100) bps	(100) bps
Operating margin	12.0%	12.6%	8.8%	11.1%	320 bps	150 bps
(1) Results exclude restructuring as shown on pages 8-9 of this release. Reconciliations of the adjusted measures reflected in this table to the most directly comparable GAAP measures are provided on pages 8-9 of this release.

“The second quarter exceeded our expectations, with strong growth from U.S. large and medium customers, gross profit that was better than anticipated and meaningful operating expense leverage. We continue to gain share across both large and medium customers and acquire medium customers amid a strong economy. In Canada, we are on schedule with the business turnaround. And the single channel and international businesses also improved operating performance,” said DG Macpherson, Chairman and Chief Executive Officer. “Based on our performance and momentum, we are raising our sales and earnings per share guidance for the year.”

The company raised its 2018 sales and earnings per share guidance for the year and now expects sales growth of 5.5 to 8.5 percent and earnings per share of $15.05 to $16.05. The company’s previous 2018 guidance, communicated on April 19, 2018, was sales growth of 5 to 8 percent and earnings per share of $14.30 to $15.30.

2018 Guidance
	As of 4/19/2018	As of 7/18/2018
Sales ($ billions)	$10.9 - $11.3	$11.0 - $11.3
% vs. prior year	5% to 8%	5.5% to 8.5%
Adjusted operating earnings ($ billions)	$1.2 - $1.3	$1.3 - $1.4
% vs. prior year	6% to 14%	10% to 18%
Adjusted operating margin	11.1% - 11.5%	11.5% - 11.9%
bps vs. prior year	10 to 50	50 to 90
Adjusted earnings per share	$14.30 - $15.30	$15.05 - $16.05
% vs. prior year	25% to 33%	32% to 40%

Company
Sales increased 9.4 percent in the 2018 second quarter versus the 2017 second quarter, driven by a 9 percentage point increase from volume and 1 percentage point from foreign exchange, partially offset by a 1 percentage point decline from the divestiture of a specialty business.

Reported gross profit margin for the quarter was 38.8 percent vs. 39.8 percent in the 2017 second quarter. Adjusted gross profit margin for the quarter was 38.9 percent vs. 39.9 percent in the prior year. The lower gross profit margin includes a 0.5 percentage point decline from implementation of the Financial Accounting Standards Board’s new revenue recognition standard that primarily reclassifies certain costs related to KeepStock services from operating expenses to cost of goods sold and a 0.2 percentage point decline from the timing of the company’s annual sales meeting. When normalized for the impact of the revenue recognition standard and the timing of the sales meeting, gross profit margin for the 2018 second quarter was 39.2 percent, a decline of 0.3 percentage points versus the 2017 second quarter.

Company operating earnings of $344 million for the 2018 second quarter increased 50 percent versus $229 million in the 2017 second quarter. Adjusted operating earnings of $359 million increased 23 percent versus $291 million in 2017. The improvement in earnings was driven by higher sales and strong operating expense leverage. Reported operating margin for the quarter was 12.0 percent, an increase of 3.2 percentage points versus the prior year. Adjusted operating margin was 12.6 percent, an increase of 1.5 percentage points versus the prior year.

For the second quarter, the effective tax rate in 2018 was 23.4 percent versus 48.4 percent in the 2017 second quarter. The decrease was primarily due to the 2017 U.S. tax legislation and the 2017 impact from the wind-down of the Colombia business. The company is currently projecting an effective tax rate of 23 to 26 percent for the year 2018. The second quarter contained a benefit from the tax treatment of stock-based awards. Estimated tax benefits from stock-based awards are not included in the full year projected tax rate.

Cash Flow
Due to strong operating performance, operating cash flow was $248 million in the 2018 second quarter versus $191 million in the 2017 second quarter, representing a 30 percent increase versus the 2017 second quarter. Free cash flow in the quarter was $211 million versus $160 million in the prior year, representing a 32 percent increase. The company used the cash generated during the quarter to invest in the business and return cash to shareholders through share repurchase and dividends. Capital expenditures in the 2018 second quarter were $54 million. In the quarter, Grainger returned $111 million to shareholders through $83 million in dividends and $28 million to buy back 96,000 shares of stock.

Webcast
Grainger will conduct a live conference call and webcast at 11:00 a.m. Eastern Daylight Time on July 18, 2018, to discuss the second quarter. The webcast will be hosted by DG Macpherson and Tom Okray, Senior Vice President and Chief Financial Officer and can be accessed at www.grainger.com/investor. For those unable to participate in the live event, a webcast replay will be available for 90 days at www.grainger.com/investor.

About Grainger

W.W. Grainger, Inc., with 2017 sales of $10.4 billion, is North America’s leading broad line supplier of maintenance, repair and operating products (MRO), with operations also in Europe, Asia and Latin America.

Visit www.grainger.com/investor to view information about the company, including a supplement regarding 2018 second quarter results. The Grainger website also includes more information through our Fact Book and Corporate Social Responsibility report.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from expectations include, among others: higher product costs or other expenses; a major loss of customers; loss or disruption of source of supply; increased competitive pricing pressures; failure to develop or implement new technologies; the implementation, timing and success of our strategic pricing initiatives; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising, privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; disruption of information technology or data security systems; general industry or market conditions; general global economic conditions; currency exchange rate fluctuations; market volatility; commodity price volatility; labor shortages; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; natural and other catastrophes; unanticipated weather conditions; loss of key members of management; our ability to operate, integrate and leverage acquired businesses; changes in credit ratings; changes in effective tax rates and other factors which can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Joseph Micucci	Irene Holman
Senior Director, External Affairs	Vice President, Investor Relations
O: 847-535-0879	O: 847-535-0809
M: 847-830-5328	M: 847-217-8679

Grainger Media Relations Hotline	Michael Ferreter
847-535-5678	Senior Manager, Investor Relations
O: 847-535-1439
M: 847-271-6357

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands of dollars, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$2,860,212	$2,615,269	$5,626,613	$5,156,398
Cost of goods sold	1,749,271	1,575,313	3,423,913	3,097,250
Gross profit	1,110,941	1,039,956	2,202,700	2,059,148
Selling, general and administrative expense	766,955	810,876	1,523,884	1,537,567
Operating earnings	343,986	229,080	678,816	521,581
Other income and (expense)
Interest income	1,014	465	1,642	658
Interest expense	(22,924)	(22,468)	(47,589)	(41,181)
Equity method investment	(3,043)	(6,121)	(14,540)	(14,495)
Other non-operating income	4,327	6,240	12,025	11,306
Total other expense, net	(20,626)	(21,884)	(48,462)	(43,712)
Earnings before income taxes	323,360	207,196	630,354	477,869
Income taxes	75,617	100,237	141,826	188,057
Net earnings	247,743	106,959	488,528	289,812
Net earnings attributable to noncontrolling interest	10,762	9,038	20,012	17,147
Net earnings attributable to W.W. Grainger, Inc.	$236,981	$97,921	$468,516	$272,665

Earnings per share -Basic	$4.19	$1.68	$8.29	$4.64
-Diluted	$4.16	$1.67	$8.23	$4.61
Average number of shares outstanding -Basic	56,110	58,013	56,087	58,363
-Diluted	56,553	58,287	56,479	58,741
Diluted Earnings Per Share
Net earnings as reported	$236,981	$97,921	$468,516	$272,665
Earnings allocated to participating securities	(1,806)	(643)	(3,797)	(2,125)
Net earnings available to common shareholders	$235,175	$97,278	$464,719	$270,540
Weighted average shares adjusted for dilutive securities	56,553	58,287	56,479	58,741
Diluted earnings per share	$4.16	$1.67	$8.23	$4.61

NOTE: Results for 2017 have been restated due to adoption of Accounting Standards Update (ASU) 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU effectively increases Selling, general and administrative expense, lowering Operating earnings, and decreases total other expense, net, with no impact on Net earnings or Earnings per share. Restated 2017 quarterly and annual financials can be found at www.grainger.com/investor.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands of dollars)

Assets	June 30, 2018	December 31, 2017
Cash and cash equivalents	$312,461	$326,876
Accounts receivable – net	1,462,603	1,325,186
Inventories	1,464,181	1,429,199
Prepaid expenses and other assets	106,672	86,667
Prepaid income taxes	27,085	38,061
Total current assets	3,373,002	3,205,989
Property, buildings and equipment – net	1,359,908	1,391,967
Deferred income taxes	27,619	22,362
Goodwill	535,121	543,903
Intangibles - net	533,641	569,115
Other assets	75,281	70,918
Total assets	$5,904,572	$5,804,254
Liabilities and Shareholders’ Equity
Short-term debt	$54,222	$55,603
Current maturities of long-term debt	30,172	38,709
Trade accounts payable	735,266	731,582
Accrued compensation and benefits	234,791	254,560
Accrued contributions to employees’ profit sharing plans (1)	59,375	92,682
Accrued expenses	272,238	313,766
Income taxes payable	38,431	19,759
Total current liabilities	1,424,495	1,506,661
Long-term debt	2,210,358	2,248,036
Deferred income taxes and tax uncertainties	117,209	111,710
Employment-related and other non-current liabilities	102,241	110,114
Shareholders' equity (2)	2,050,269	1,827,733
Total liabilities and shareholders’ equity	$5,904,572	$5,804,254

(1)	Accrued contributions to employees' profit sharing plans decreased $33 million primarily due to the annual cash contributions to the profit sharing plan.
(2)	Common stock outstanding as of June 30, 2018 was 56,133,815 compared with 56,328,863 shares at December 31, 2017, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net earnings	$247,743	$106,959	$488,528	$289,812
Provision for losses on accounts receivable	66	8,851	3,618	12,769
Deferred income taxes and tax uncertainties	4,736	293	3,076	(7,339)
Depreciation and amortization	63,800	65,946	127,731	128,195
Net (gains) losses from sale of assets and non-cash charges	(8,417)	23,503	(14,131)	12,537
Stock-based compensation	16,181	13,273	27,833	20,030
Losses from equity method investment	3,043	6,121	14,540	14,495
Change in operating assets and liabilities:
Accounts receivable	(53,927)	(41,425)	(148,148)	(136,844)
Inventories	(47,476)	2,110	(44,340)	29,936
Prepaid expenses and other assets	7,800	1,711	(25,151)	(24,232)
Trade accounts payable	(7,819)	18,766	5,425	36,817
Other current liabilities	42,575	45,182	(60,089)	(18,989)
Current income taxes payable, net	(15,300)	(66,867)	28,544	6,360
Accrued employment-related benefits cost	(6,655)	2,135	(13,605)	3,655
Other – net	1,604	4,674	1,008	4,976
Net cash provided by operating activities	247,954	191,232	394,839	372,178
Cash flows from investing activities:
Additions to property, buildings and equipment and intangibles	(53,934)	(52,379)	(103,083)	(131,147)
Proceeds from sales of assets	17,293	21,452	43,280	69,758
Equity method investment	(5,871)	(6,233)	(13,986)	(13,300)
Other – net	—	(146)	—	(146)
Net cash used in investing activities	(42,512)	(37,306)	(73,789)	(74,835)
Cash flows from financing activities:
Net (decrease) increase in commercial paper	(89,886)	(304,787)	18	(269,841)
Borrowings under lines of credit	11,959	20,491	22,144	30,374
Payments against lines of credit	(2,385)	(8,869)	(22,308)	(18,036)
Net (decrease) increase of long-term debt	(10,878)	410,191	(36,063)	407,873
Proceeds from stock options exercised	28,131	719	87,134	27,064
Payments for employee taxes withheld from stock awards	(14,148)	(5,094)	(29,026)	(16,719)
Purchase of treasury stock	(27,961)	(154,416)	(200,878)	(313,562)
Cash dividends paid	(82,878)	(79,519)	(155,132)	(151,637)
Other – net	2,740	—	2,740	—
Net cash used in financing activities	(185,306)	(121,284)	(331,371)	(304,484)
Exchange rate effect on cash and cash equivalents	(9,690)	3,622	(4,094)	8,060
Net change in cash and cash equivalents	10,446	36,264	(14,415)	919
Cash and cash equivalents at beginning of year	302,015	238,801	326,876	274,146
Cash and cash equivalents at end of period	$312,461	$275,065	$312,461	$275,065

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, which the Company refers to as “adjusted” measures, including adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share. Free cash flow is not defined under GAAP. The Company defines free cash flow as net cash flow provided by operating activities less purchases of property, buildings and equipment plus proceeds from the sale of assets. The Company believes free cash flow is meaningful to investors as a useful measure of performance and the Company uses this measure as an indication of the strength of the Company and its ability to generate cash. Adjusted measures exclude items that may not be indicative of core operating results. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The cCmpany strongly encourages investors and shareholders to review Company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

The reconciliations provided below reconcile the non-GAAP financial measures adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share with GAAP financial measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	Gross Profit %	2017	Gross Profit %	2018	Gross Profit %	2017	Gross Profit %
Gross profit reported	$1,110,941	38.8%	$1,039,956	39.8%	$2,202,700	39.1%	$2,059,148	39.9%
Restructuring, net (1)	1,349	0.1	2,574	0.1	961	0.1	2,574	0.1
Gross profit adjusted	$1,112,290	38.9%	$1,042,530	39.9%	$2,203,661	39.2%	$2,061,722	40.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	Operating Margin %	2017	Operating Margin %	2018	Operating Margin %	2017	Operating Margin %
Operating earnings reported	$343,986	12.0%	$229,080	8.8%	$678,816	12.1%	$521,581	10.1%
Restructuring, net (1)	15,296	0.6	62,098	2.3	23,334	0.4	56,863	1.1
Operating earnings adjusted	$359,282	12.6%	$291,178	11.1%	$702,150	12.5%	$578,444	11.2%

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of dollars)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	%	2018	2017	%
Net earnings reported	$236,981	$97,921	142%	$468,516	$272,665	72%
Restructuring, net (1)	11,839	63,209		18,034	60,051
Net earnings adjusted	$248,820	$161,130	54%	$486,550	$332,716	46%

Diluted earnings per share reported	$4.16	$1.67	149%	$8.23	$4.61	79%
Pretax restructuring, net (1)	0.27	1.06		0.41	0.96
Tax effect (2)	(0.06)	0.01		(0.09)	0.05
Total, net of tax	0.21	1.07		0.32	1.01
Diluted earnings per share adjusted	$4.37	$2.74	59%	$8.55	$5.62	52%

(1) Second quarter 2018 charges related to restructuring actions and sales of branches in the United States, restructuring actions in Canada, restructuring in Other Businesses and the sale of real estate in Unallocated expense. Second quarter 2017 charges related to restructuring actions and sales of branches in the United States, branch closures and other restructuring in Canada and primarily the wind-down of the business in Colombia in Other Businesses.

(2) The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction, subject to deductibility limitations and the Company's ability to realize the associated tax benefits.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$247,954	$191,232	$394,839	$372,178
Less:
Additions to property, building and equipment	53,934	52,379	103,083	131,147
Add:
Proceeds from the sale of assets	17,293	21,452	43,280	69,758
Free Cash Flow	$211,313	$160,305	$335,036	$310,789

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